SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by Registrant        [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
       14a-6(e)(2))

[ x ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


  __________________________PAR Technology Corporation_________________________
                (Name of Registrant as Specified In Its Charter)

 ______________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)Title of each class of securities to which transaction applies:
        _____________________.

       2)Aggregate number of securities to which transaction applies:
        ____________________.

       3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
         filing  fee  is   calculated  and  state   how  it  was   determined):
         _______________________________________________________.

       4)Proposed maximum aggregate value of transaction:  ____________________.

       5)Total fee paid:  _____________________________________________________.

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box  if  any  part of the fee is offset as provided by Exchange Act
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)Amount Previously Paid:  _________.

       2)Form, Schedule or Registration Statement No.:  _________.

       3)Filing Party:   _________.

       4)Date Filed:  __________.

Dr. John W. Sammon, Jr.                               PAR Technology Corporation
Chairman, President & Chief Executive Officer         8383 Seneca Turnpike
                                                      New Hartford, NY  13413








                                                   [GRAPHIC OMITTED]






April 23, 2002

Dear Stockholders:

It is my pleasure to invite you to PAR Technology Corporation's 2002 Annual Meeting of Stockholders. We will hold the meeting on Thursday, May 23, 2002 at 10:00 a.m. at the Wyndham Boston Hotel, 89 Broad Street, Boston, MA 02210. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and give a report on the Company's business operations. There will also be time for questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about PAR in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, please vote your shares by signing, dating and returning the proxy card in the prepaid envelope; or vote in person at the meeting.

Sincerely,



/s/John W. Sammon, Jr.

[GRAPHIC OMITTED]

PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 23, 2002

Dear PAR Technology Shareholder:

The Annual Meeting of Shareholders of PAR Technology Corporation (the "Company") is scheduled to be held at the Wyndham Boston Hotel, 89 Broad Street, Boston, Massachusetts 02210 (see map on reverse of this page) on, Thursday, May 23, 2002, at 10:00 AM, local time, for the following purposes:

     1. To elect one Director of the Company for a term of office to expire at the third succeeding Annual Meeting of Shareholders;

     2.   To  ratify  the  selection  of   PricewaterhouseCoopers   LLP  as  the
          independent accountants for the Company for the year 2002; and

     3.   Such other business as may properly come before the Meeting.

Only holders of record of the Company's common stock at the close of business on April 5, 2002 will be entitled to vote at the Meeting.

Every Shareholder's vote is important. Whether or not you plan to attend the Meeting, we request you complete, sign, date and return the enclosed proxy card promptly so your shares will be represented. Any person giving a proxy has the power to revoke it at any time before it is exercised and Shareholders of record who are present at the Meeting may withdraw their proxies and vote in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/Gregory T. Cortese
                                             Secretary

New Hartford, New York
April 23, 2002





PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

                        Directions to the Wyndham Boston
                                 89 Broad Street
                           Boston, Massachusetts 02110
                      Phone: 617-556-0006 Fax: 617-556-0053


From Logan International Airport

Follow the signs to Boston via the Sumner Tunnel (toll $2.00) At end of Tunnel follow signs onto I-93 South Take High Street exit #23 Follow Exit # 23 onto Oliver Street and proceed 3 blocks to Milk Street Turn right onto Milk Street and follow 2 blocks to Broad Street Turn right onto Broad Street The Wyndham Boston will be on your right

From Points North via I-93 South

Follow I-93 South into Boston
Take High Street exit #23
Follow Exit # 23 onto Oliver Street and proceed 3 blocks to Milk Street Turn right onto Milk Street and follow 2 blocks to Broad Street Turn right onto Broad Street The Wyndham Boston will be on your right

From Points South via I-93 North

Follow I-93 North into Boston Take Atlantic Avenue/Northern Avenue exit #22 Stay left off exit and follow Atlantic Avenue After one block follow Atlantic Avenue to the right At the second traffic light, turn left onto India Street
Follow India Street 2 blocks and turn left onto Custom House Street Turn left onto Broad Street. The Wyndham Boston will be on your right

From Points West via I-90 East (Massachusetts Turnpike)

Follow I-90 (Mass Pike) East to the end and merge onto I-93 North Take Atlantic Avenue/Northern Avenue exit #22 Stay left off exit and follow Atlantic Avenue After one block follow Atlantic Avenue to the right At the second traffic light, turn left onto India Street Follow India Street 2 blocks and turn left onto Custom House Street Turn left onto Broad Street. The Wyndham Boston will be on your right

[GRAPHIC OMITTED]

PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991



April 23, 2002

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                             Thursday, May 23, 2002


The enclosed proxy is solicited by the Board of Directors of PAR Technology Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at 10:00 AM, local time, on May 23, 2002, and at any adjournment thereof.

Please complete, sign, date and return the enclosed proxy. When proxies in the form enclosed are returned properly executed, the shares represented thereby will be voted in accordance with the directions of the Shareholder. When no direction has been given by the Shareholder, the proxy will be voted FOR the
election   of  the   Director   named   below  and  FOR  the   ratification   of
PricewaterhouseCoopers LLP as independent accountants for 2002. The proxy solicited hereby may be revoked at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company at the address set forth above, or by attending the Meeting and voting in person.

The cost of preparing and mailing this Notice and Proxy Statement and the enclosed proxy will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person, by telephone or other electronic means and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons their reasonable fees and expenses for sending solicitation material to principals and obtaining their instructions.

The Company's Annual Report to its Shareholders for the year ended December 31, 2001, including audited financial statements, accompanies this Proxy Statement. That report is not incorporated in this Proxy Statement by reference. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to security holders is April 23, 2002.

              Record Date, Outstanding Common Stock, Voting Rights


Only Shareholders of record at the close of business on April 5, 2002, will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, there were 7,880,760 shares of the Company's common stock outstanding and entitled to vote. The holders of shares representing 3,940,381 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

Each share of common stock entitles the holder thereof to one vote on all matters to come before the Meeting including the election of the Directors.

A Shareholder may, with respect to the election of the Director: (i) vote for the nominee named herein, or (ii) withhold authority to vote for such nominee. The election of the Director requires a plurality of the votes cast. Accordingly, withholding authority to vote for the Director nominee will not prevent him from being elected.

A Shareholder may, with respect to the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants: (i) vote "FOR", (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. A majority of the votes cast by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required to ratify the selection of independent accountants. A vote to abstain from voting on this proposal has the legal effect of a vote against the matter.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker or bank is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matters, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.

Proposal 1:  Election of Director

Under the Company's Certificate of Incorporation, the members of the Board are divided into three classes with approximately one-third of the Directors standing for election at each Annual Meeting of Shareholders. The Directors are elected for a three-year term of office, and will hold office until their respective successors have been duly elected and qualified. The class of Directors which was elected to hold office until the 2002 Annual Meeting of Shareholders consists of one Director. Therefore, at this meeting, one Director will be elected for a three-year term expiring at the Annual Meeting held in 2005. Unless a contrary direction is indicated, shares represented by valid proxies in the accompanying form will be voted FOR the election of the nominee named below. The nominee for Director named below is currently a member of the Board.

The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve if elected. In the event that the nominee named below shall become unable or unwilling to accept nomination or election as a Director, it is intended that such shares will be voted, by the persons named in the enclosed proxy, for the election of a substitute nominee selected by the Board, unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

The names of the nominee and each of the Directors, their ages as of April 23, 2002, the year each first became a Director, their principal occupations during at least the past five years, other Directorships held by each as of the date hereof and certain other biographical information are as set forth below by class, in order of the next class to stand for election.

                 Nominee for Election to the Board of Directors


            Term Expiring at the 2005 Annual Meeting of Shareholders


MR. JAMES A. SIMMS

Mr. Simms, age 42, is a Managing Director of the investment bank Adams, Harkness & Hill, Inc. He has directed that firm's Merger's & Acquisitions Group since 1997. Mr. Simms has been a Director of the Company since October 2001.

             Members of the Board of Directors Continuing in Office

            Term Expiring at the 2003 Annual Meeting of Shareholders


MR. SANGWOO AHN                              Partner
                                             Morgan Lewis Githens & Ahn, LP
                                             Investment Bankers

Mr. Ahn, age 63, is one of the founders of the investment banking firm Morgan Lewis Githens & Ahn, LP. He has held the above position since 1982. Mr. Ahn is Chairman of the Board of Directors of Quaker Fabric Corporation. He is also a member of the Board of Directors of Kaneb Services, Inc., Kaneb Pipeline Partners, LP and Xanser Corp. Mr. Ahn has been a Director of the Company since March 1986.


MR. J. WHITNEY HANEY                         Director

Mr. Haney, age 67, is a former President of ParTech, Inc., serving in that capacity from 1988 to 1997. Mr. Haney retired as an employee of ParTech, Inc. in January, 1998. Mr. Haney has been a Director of the Company since April 1988.


            Term Expiring at the 2004 Annual Meeting of Shareholders

DR. JOHN W. SAMMON, JR.                      Chairman of the Board and President


Dr. Sammon, age 63, is the founder of the Company and has been the President and a Director since its incorporation in 1968. He was elected Chairman of the Board in 1983. Dr. Sammon is also a former President of ParTech, Inc. serving in that capacity from December 1997 through June 2000 and also currently holds various positions with other subsidiaries of the Company.


MR. CHARLES A. CONSTANTINO                   Executive Vice President

Mr. Constantino, age 62, has been a Director of the Company since 1970 and has been Executive Vice President since 1974. He also holds various positions with one or more subsidiaries of the Company.


                        Board of Directors and Committees

The business of the Company is under the general direction of the Board as provided by the By-Laws of the Company and the laws of Delaware, the state of incorporation. The Board met six times during the fiscal year ending December 31, 2001. All members of the Board attended more than 75% of the total number of meetings of the Board and Board committees on which they served. The Board has four standing committees: Executive, Audit, Compensation and Stock Option.


The Executive Committee. The Executive Committee is composed of three Directors:
Dr. Sammon (Chairman), Mr. Constantino and Mr. Ahn. The Executive Committee met one time in 2001. The Executive Committee meets when required on short notice during intervals between meetings of the Board and has authority to exercise all of the powers of the Board in the management and direction of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board and subject to the limitations of the General Corporation Law of the State of Delaware.

The Audit Committee. The Audit Committee consists of three Directors: Mr. Ahn (Chairman), Mr. Haney and Mr. Simms. The Audit Committee met five times in 2001. The functions of the Audit Committee are included in the Report of the Audit Committee set forth below. The Board of Directors has adopted the Charter of the Audit Committee which is attached to this Proxy Statement as Appendix I. The members of the Audit Committee are "independent" as this term is defined by the New York Stock Exchange in its listing standards.

The  Compensation  Committee.  The  Compensation  Committee is composed of three
Directors: Mr. Ahn (Chairman), Dr. Sammon and Mr. Constantino. The Compensation Committee met three times in 2001. The Committee, which meets as required, reviews and establishes the compensation of the executive officers and other principal officers of the Company and its subsidiaries. The salaries and other compensation of any executive officers who are members of the Compensation Committee are subject to approval by the Board. The Committee also reviews and recommends to the Board compensation for outside Directors for service on the Board and committees of the Board, makes recommendations to the Stock Option Committee for stock option awards and recommends to the Board changes in the
Company's incentive plans. The Report of the Compensation Committee set forth below describes the responsibilities of this committee, and discloses the basis for the compensation of the Chief Executive Officer, including the factors and criteria upon which that compensation was based; compensation policies applicable to the Company's executive officers; and the specific relationship of corporate performance to executive compensation for 2001.

Stock Option Committee. The Stock Option Committee is composed of two Directors:
Dr. Sammon (Chairman) and Mr. Constantino, both of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Security Exchange Act of 1934, as amended, and in compliance with the Company's 1995 Stock Option Plan. The Stock Option Committee met three times in 2001. The Committee, which meets as required, reviews recommendations of the Compensation Committee for stock option awards and otherwise serves as the administrative body for the Stock Option Plan.

                              Director Compensation

Directors who are employees of the Company are not separately compensated for serving on the Board. In 2001, outside Directors received annual retainers of $12,000 for membership on the Board and an attendance fee of $1,500 per day for attendance at Board meetings ($200 if attendance is via telephone) and any Committee meetings held on the same day and $500 per day, prorated accordingly, for Committee meetings held on days other than Board meeting days. All Directors are also reimbursed for all reasonable expenses incurred in attending meetings. In addition, for serving on the Board, at the time of initial election or re-election, each non-employee Director receives a Nonqualified Stock Option to purchase 7,500 shares of the Company's common stock at the fair market value of the stock on the date of grant, vesting 2,500 per year over three years. From time to time, at the Board's discretion, such non-employee Directors may be granted additional Nonqualified Stock Options under the then existing stock option plan(s).

                              CERTAIN TRANSACTIONS
                                AND RELATIONSHIPS

During 1999, Mr. Charles A. Constantino, a Director and an Executive Officer of the Company, was granted loans from the Company's subsidiary, Rome Research
Corporation, with annual interest rates of 8%. The largest aggregate amount outstanding (principal and interest) under such loans throughout 2001 was $500,000. The principal and interest of such loans are due on demand from the Company. As of March 31, 2002, the total principal and interest outstanding on such loans was $500,000.

John W. Sammon, III and Karen E. Sammon, members of the immediate family of Dr. John W. Sammon, Jr., the Company's Chairman of the Board and President, are principals in Sammon and Sammon, LLC, doing business as Paragon Racquet Club. Paragon Racquet Club is currently leasing a portion of the Company's facilities at a monthly base rate of $9,775.

                          REPORT OF THE AUDIT COMMITTEE

The Audit  Committee  reports  and acts on behalf of the Board of  Directors  by providing  oversight  of the  financial  management,  independent  auditors  and financial reporting process of the Company. The Company's Management has the primary responsibility for the financial statements and the reporting process including the Company's system of internal controls. The independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with the generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended. In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed the auditors' independence from management and the Company including the matters in the written disclosures. The Audit Committee fully considered the non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services (shown below). In addition, the Audit Committee discussed with the Company's management the procedures for selection of consultants and the related competitive bidding practices and considered whether those non-audit services provided by the independent auditors are compatible with maintaining auditor independence. In reliance on the reviews and discussions with the Company's management and the independent auditors referred to above, the Committee believes that PricewaterhouseCoopers LLP's provision of non-audit services is compatible with and did not impair the independence of PricewaterhouseCoopers LLP.

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. Such meetings are held with and without the presence of management. Access to the Audit Committee by internal and independent auditors is unrestricted.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended, and the Board approved, subject to Shareholder ratification, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors.

Management has advised the Audit Committee that for the year ended December 31, 2001, the Company paid fees to PricewaterhouseCoopers LLP for services in the following categories:

Audit Fees:......................................................     $  106,000
Financial Information Systems Design and Implementation Fees:....     $        0
All Other Fees:..................................................     $   91,000

Audit Committee: Mr. Sangwoo Ahn (Chairman), Mr. J. Whitney Haney, Mr. James A. Simms

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              Reporting Compliance


Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission, the New York Stock Exchange and the Company. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that they were not required to file Form 5's, the Company believes that during 2001 all filing requirements were timely filed except that: one report was filed late by Mr. Charles A. Constantino, Member of the Executive Committee, to reflect a gift made on behalf of Mr. Constantino's wife (Elaine Constantino), which Mr. Constantino disclaims beneficial ownership of such shares; one report was filed late by Albert Lane, Jr., an Executive Officer, to reflect the grant of employee stock options in October 2001; one report was filed late by Ronald J. Casciano; an Executive Officer, to reflect the grant of employee stock options on January 2001 and October 2001; one report was filed late by James A. Simms, a member of the Board, to reflect his initial ownership of the Company's securities upon becoming a Director.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2002, by each Director, by each of the Executive Officers named in the Summary Compensation Table below and by all Directors and Executive Officers as a group. The table also sets forth information regarding the ownership of the Company's common stock by Dimensional Fund Advisors, Inc. based on the Schedule 13G filed by Dimensional Fund Advisors, Inc. on January 30, 2002 with the Securities and Exchange.


                                        Amount and Nature of       Percent of
Name of Beneficial Owner or Group     Beneficial Ownership (1)     Class (10)
---------------------------------     ------------------------    ------------

Dr. John W. Sammon, Jr.................    3,883,300     (2)          49.28%
Charles A. Constantino.................      389,728     (3)           4.95%
Gregory T. Cortese ....................      220,790     (4)           2.73%
J. Whitney Haney.......................      164,755     (5)           2.09%
Sangwoo Ahn............................       67,500     (6)            *
Ronald J. Casciano.....................       58,800     (7)            *
Albert Lane, Jr. ......................       56,400     (8)            *
James A. Simms.........................            0                    *
All Directors and Executive Officers
as a Group (8 persons).................    4,841,273                  58.79%


Other Principal Beneficial Owners

   Dimensional Fund Advisors, Inc.              647,200     (9)           8.38%

-----------------------------
*    Represents less than 1%

(F1) Except as otherwise noted, each individual has sole voting and investment power with respect to all shares.

(F2) Does not include 254,570 shares beneficially owned by Dr. Sammon's wife, Deanna D. Sammon. Dr. Sammon disclaims beneficial ownership of such shares.


(F3) Does not include 800 shares owned by Mr. Constantino's wife, Elaine Constantino. Mr. Constantino disclaims beneficial ownership of such shares.

(F4) Includes 220,250 shares which Mr. Cortese has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2002.

(F5) Includes 10,000 shares which Mr. Haney has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2002.

(F6) Includes 22,500 shares which Mr. Ahn has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2002.

(F7) Includes 56,400 shares which Mr. Casciano has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2002.

(F8) Includes 45,000 shares which Mr. Lane has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2002.

(F9) Information obtained from Schedule 13G filed with the Commission on January 30, 2002 by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor. Dimensional is deemed to have beneficial ownership of the shares all of which are owned by registered investment companies, commingled group trusts and separate accounts ("Funds") to which Dimensional furnishes investment advice or serves as investment manager.
     Dimensional disclaims beneficial ownership of all the shares owned by the Funds. Based on the Schedule 13G, Dimensional, in its role as investment advisor and investment manager, possesses voting and/or investment power as to all of the Company's shares owned by the Funds.

(F10)Percent of Class is calculated utilizing 7,880,760 which is the number of the Company's outstanding shares as of March 31, 2002 and the number of options held by the named beneficial owners, if any, which become exercisable within 60 days thereafter.


The address for Dr. John W. Sammon, Jr. is c/o PAR Technology Corporation; PAR Technology Park; 8383 Seneca Turnpike; New Hartford, NY 13413-4991. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

                             EXECUTIVE COMPENSATION


The following table sets forth information concerning compensation for each of the last three fiscal years awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer.


                           Summary Compensation Table

                                                                                 Long Term
                                                                                  Compen-
                                                                                  sation
                                          ----------------------------------------------------------------
                                             Annual Compensation                  Awards
                                          ----------------------------------------------------------------
                                                                                 Securities
                                                                                 Underlying     All Other
                                                                                  Options/      Compen-
Name and                                                             Bonus        SAR's (#)      sation
Principal Position                        Year        Salary           (1)           (2)           (3)
------------------                        ----------------------------------------------------------------
Dr. John W. Sammon, Jr.                   2001       $  76,837(4) $   16,200             0      $      0
Chairman of the Board                     2000       $ 287,651    $        0             0      $  2,741
and Chief Executive Officer               1999       $ 279,282    $   47,000             0      $  7,256

Charles A. Constantino                    2001       $ 238,703    $   66,806             0      $      0
Executive Vice President                  2000       $ 235,351    $        0             0      $  2,741
and Director                              1999       $ 228,504    $   32,900             0      $  7,256

Gregory T. Cortese                        2001       $ 225,000    $   40,500             0      $      0
CEO & President, ParTech, Inc.            2000       $ 216,476    $        0       269,000      $  2,741

Albert Lane, Jr.                          2001       $ 203,635    $  143,200       100,000      $      0
President, Rome Research                  2000       $ 173,480    $   78,262             0      $  2,741
Corporation and PAR Government            1999       $ 167,570    $   90,500             0      $  7,256
Systems Corporation

Ronald J. Casciano                        2001       $ 150,000    $   22,500        65,400      $      0
Vice President, C.F.O. & Treasurer        2000       $ 144,736    $        0        15,000      $  2,563
__________________                        1999       $ 137,103    $   16,900        15,000      $  6,671

(F1) Cash bonus awards earned in the respective fiscal year.

(F2) Represents  stock options  granted  under the  Company's  1995 Stock Option
     Plan.

(F3) All Other Compensation column consists only of Company contributions to the Company's Employee Retirement Plan and Trust.

(F4) Salary for Dr. Sammon was established at $291,748 for fiscal year 2001, however, payment beyond $76,837 was not accepted or received by Dr. Sammon.

The policies and practices of the Corporation pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded is described under "Compensation Committee Report" set forth elsewhere in this Proxy Statement.

                   Options/SAR's Granted in Last Fiscal Year

The following table shows all grants of stock options to the Executive Officers named in the Summary Compensation Table during 2001. There were no stock appreciation rights ("SAR's") granted in 2001.

                                                                                  Potential Realizable
                          Number of     % of Total                              Value at Assumed Annual
                         Securities       Options                                 Rates of Stock Price
                         Underlying     Granted to     Exercise               Appreciation for Option Term
                          Options/       Employees      or Base               ----------------------------
                            SAR's        in Fiscal       Price     Expiration
        Name               Granted         Year        ($/Share)    Date (1)        5%(2)      10% (2)
----------------------------------------------------------------------------------------------------------

Ronald J. Casciano         20,400 (3)       5%        $1.8750       01-09-11     $  24,055    $ 60,961
                           45,000 (4)      11%        $2.6250       10-01-06     $  32,636    $ 72,116

Albert Lane               100,000 (5)      25%        $2.6250       10-01-06     $  72,524    $160,259

------------------------

(F1) Options expire on the fifth or tenth anniversary of the date of the grant as indicated. If the holder of an Option ceases, other than by reason of death or retirement, to be employed by the Company or any subsidiary, such Option shall terminate on the earlier of the specified expiration date or three months from the termination date. In the case of death or retirement, such Option shall terminate on the earlier of the specified expiration date or the first anniversary of such death or retirement.

(F2) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and are not intended to forecast future appreciation of the Company's stock. As an alternative to the assumed potential realizable values stated in 5% and 10% columns, SEC rules would permit stating the present value of such Options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock Options granted by the Company are not transferable, there is no objective criteria by which any comparison of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

(F3) These stock options were granted on January 9, 2001. The fair market value of the Company's common stock on January 9, 2001 was $1.8750. These Options vest as follows: 7,140 shares will vest on July 9, 2001 and the remaining 13,260 shares will vest on January 1, 2002.

(F4) These stock options were granted on October 1, 2001. The fair market value of the Company's common stock on October 1, 2001 was $2.6250. These Options vest as follows: 6,000 shares will vest on April 1, 2002, 6,000 shares will vest on July 1, 2002 and 33,000 shares will vest quarterly until fully vested on April 1, 2005

(F5) These stock options were granted on October 1, 2001. The fair market value of the Company's common stock on October 1, 2001 was $2.6250. These Options vest as follows: 17,000 shares will vest on April 1, 2002, 7,800 shares will vest on July 1, 2002, 6,300 shares will vest on January 1, 2003, 6,300 shares will vest on April 1, 2003, 6,300 shares will vest on July 1, 2003, 6,300 shares will vest on October 1, 2003, 25,000 shares will vest quarterly until fully vested on October 1, 2004 and 25,000 shares will vest quarterly until fully vested shares on October 1, 2005.


         Aggregated Option Exercises in 2001 and Year-End Option Values

The table which follows sets forth information concerning exercises of stock options during 2001 by each of the Executive Officers named in the Summary Compensation Table and the value of his unexercised Options as of December 31, 2001 based on a fair market value of $2.64 per share of the Company's common stock on such date:

                                                                                                   Value of Unexercised
                                                                 Number of Unexercised                 in-the-Money
                                  Acquired       Value (1)        Options at 12/31/01              Options at 12/31/01 (2)
                                                                  -------------------              -----------------------
       Name                     on Exercise      Realized    Exercisable       Unexercisable    Exercisable     Unexercisable
       ----                     ------------     ---------   -----------       -------------    -----------     -------------

Dr. John W. Sammon, Jr.            -----          -----          -----           -----              -----         -----

Charles A. Constantino             -----          -----          -----           -----              -----         -----

Gregory T. Cortese                 -----          -----          197,750         146,250           $ 33,660     $         0

Albert Lane, Jr.                   -----          -----           24,000         108,000           $      0     $     1,500

Ronald J. Casciano                 -----          -----           32,140          78,260           $  5,462     $    10,819

J. Whitney Haney                   -----          -----           10,000               0           $      0     $         0
------------------

(F1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the average of the high and low prices of the Company's common stock as reported in the Wall Street Journal for the exercise date) over the relevant exercise price(s). (2) The value is calculated based on the aggregate amount of the excess of $2.64 (the fair market value of the Company's common stock on 12/31/01) over the relevant exercise price(s).


                          Compensation Committee Report


The Compensation Committee of the Board of Directors (the "Committee") performs annual reviews of the performance and contribution of the Company's executive officers against annual and long term commitments and objectives to determine the nature and extent of executive compensation actions. Decisions of the Committee relative to the compensation of employee Compensation Committee members (Dr. Sammon and Mr. Constantino) are subject to review and approval by a majority of the disinterested members of the Board.

General Compensation Policy


The Company seeks to attract, motivate, retain and reward the management talent essential to achieving its business objectives and maintaining its leadership position in the industry. Compensation for the Company's executive officers in 2001 was consistent the fundamental principles of the executive compensation program:


     o    Executive   compensation   must  be  tied  to  the  Company's  general
          performance and achievement of financial and strategic goals;

     o Executive compensation opportunities should be competitive with those provided by other leading high technology companies of comparable size; and

     o Executive compensation should provide incentives that align the long-term financial interests of the Company's executives with those of its Shareholders.

Elements of Executive Compensation

To meet its policy objectives for executive compensation, the Company's executive compensation program consists of Base Salary and Stock Options.


Base Salary. The Compensation Committee reviewed and established the annual base salary of the executive officers for the fiscal year 2001. In setting annual base salaries, the Compensation Committee considered the salaries of relative executives in similar positions in the industry from its most recent contracted survey, the level and scope of responsibility, experience and performance of the executive, financial performance of the Company and overall general economic factors. The Compensation Committee believes that the companies with whom the Company competes for compensation purposes are not necessarily the same companies with which Shareholder cumulative returns are compared. The peer groups used in the Performance Graph below include the Standard & Poor's 500 Stock Index and those companies deemed most comparable to the Company's businesses for measuring stock performance. An objective of the Compensation Committee is to administer the salary for each executive management position within a range with a midpoint near the average midpoint for comparable positions at companies of similar size, geographic area and lines of business. In implementing its compensation policies, the Compensation Committee also considers the individual experience and performance of the executive, the performance of the organization over which the executive has responsibility, the performance of the Company and general economic conditions. The Compensation Committee gives such weight to each factor as it deems appropriate.

Stock Options. In furtherance of the objective of providing long-term financial incentives that relate to improvement in long-term Shareholder value, the Company awards stock options to its key employees (including executive officers) under the Company's 1995 Stock Option Plan ("Option Plan"). Stock options ("Options") granted under the Option Plan may be either Incentive Stock Options as defined by the Internal Revenue Code ("Incentive Stock Options") or Options which are not Incentive Stock Options ("Nonqualified Stock Options"). Upon review of recommendations from the Compensation Committee, the Stock Option
Committee determines the key employees of the Company and its subsidiaries who shall be granted Options, the type of Options to be granted, the terms of the grant and the number of shares to be subject thereto. Option grants become exercisable no less than six months after the grant and typically expire ten years after the date of the grant. Option grants are discretionary and are reflective of the value of the recipient's position as well as the current performance and continuing contribution of that individual to the Company.

CEO Compensation for Fiscal 2001

The Compensation Committee based the 2001 compensation of the Chief Executive Officer on the policies and practices described above. While the Compensation Committee established the 2001 salary compensation for Dr. Sammon at $291,748, an increase of 1.4% over his 2000 salary, Dr. Sammon refused to accept payment of salary greater than $76,837. Dr. Sammon, the Company's founder, became a Shareholder before the Company became publicly-owned and has not, to date, been granted options under the Option Plan or any of the Company's previous stock option plans in view of his already existing substantial interest in maximizing the value of the Company's common stock. In addition, Dr. Sammon is currently Chairman of the Stock Option Committee as a "disinterested person" and is not eligible to receive stock option grants under the current Option Plan.


                                          Compensation Committee

                                          Sangwoo Ahn, Chairman
                                          Dr. John W. Sammon, Jr.
                                          Charles A. Constantino

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement, in whole or in part, the Report of the Audit Committee found earlier in this Proxy Statement, the above Compensation Committee Report and the Performance Graph set forth below shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act nor shall such Compensation Committee Report or Performance Graph be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the 1934 Act or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act. As of the date of this Proxy Statement, the Company has made no such incorporation by reference or request.


                        Compensation Committee Interlocks
                            and Insider Participation

Dr. John W. Sammon, Jr., Chairman of the Board and President of the Company and Mr. Charles A. Constantino, Executive Vice President of the Company serve as members of the Compensation Committee and the Stock Option Committee.


                                PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return on the Company's common stock with the Standard & Poor's 500 Index and the common stock of a self constructed peer group, whose returns are weighted according to their respective market capitalizations. The graph is constructed on the assumption that $100 was invested in each of the Company's common stock, the S&P 500 Stock Index, and the peer group on December 31, 1996. The year-end values of each investment are based on share price appreciation and the reinvestment of dividends.


                             Cumulative Total Return


                             12/96    12/97    12/98    12/99     12/00     12/01
                             -----    -----    -----    -----     -----     -----

PAR Technology Corporation..  100       65       43       34        14        19


S&P 500.....................  100      133      171      208       189       166


Peer Group..................  100      111       90      218        91        77


The  following  companies are included in the Company's  self  constructed  Peer
Group: Aspeon, Inc. (formerly known as Javelin Systems, Inc.), Micros Systems, Inc., PAR Technology Corporation, Radiant Systems, Inc., Tridex Corporation.

Proposal 2:  Ratification of the Selection of Independent Accountants

On the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the year 2002. PricewaterhouseCoopers LLP has been employed to perform this function for the Company since fiscal 1980.

One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it is appropriate as a matter of policy to request that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for Shareholder rejection and the Board will reconsider the appointment.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2002 fiscal year.

                                  OTHER MATTERS

Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by Shareholders. However, if any other matters properly come before the Meeting, or any adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their judgment.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for Shareholder action at the Company's annual meetings consistent with the regulations adopted by the SEC and the By-Laws of the Company. To be considered for inclusion in next year's Proxy Statement and form of proxy relating to the 2003 Annual Meeting, such proposals must be received at the Company's general offices no later than the close of business December 24, 2002. If a matter of business is received by March 9, 2003, the Company may include it in the Proxy Statement and form of proxy and, if it does, it may use its discretionary authority to vote on the matter. For matters that are not received by March 9, 2003, the Company may use its discretionary voting authority when the matter is raised at the Annual Meeting, without inclusion of the matter in its Proxy Statement. Proposals should be addressed to Gregory T. Cortese, Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991. The Company recommends all such submissions be by Certified Mail - Return Receipt Requested.

                       BY ORDER OF THE BOARD OF DIRECTORS



                                                  Gregory T. Cortese
                                                  Secretary


April 23, 2002